Exhibit 99.4

UNITED FINANCIAL BANCORP, INC.

Special Meeting of Shareholders

Date and Time: October 22, 2019 at 10:00 a.m. Eastern Time

Place: Connecticut Science Center, 250 Columbus Boulevard, Hartford, Connecticut 06103

This proxy is solicited by the Board of Directors

As you know, the United Bank 401(k) Plan (“United 401(k) Plan”) includes an employee stock ownership plan (“ESOP”) component and allows for investment in shares of common stock of United Financial Bancorp, Inc. (the “Company”). This means that participants in the United 401(k) Plan may hold shares of the Company’s common stock in their accounts under the United 401(k) Plan.

In accordance with the United 401(k) Plan document, shares of the Company’s common stock held by the United 401(k) Plan are eligible to be counted toward the shareholder vote at the United Financial Bancorp, Inc. Special Meeting of Shareholders to be held on October 22, 2019 (the “Special Meeting”). Therefore, as a participant in the United 401(k) Plan with an investment in shares of the Company’s common stock as of August 27, 2019, the record date of the Special Meeting, you are eligible to direct the vote of your proportionate share of the Company’s common stock held in the United 401(k) Plan.

Principal Trust Company is the Trustee (the Trustee) for the United 401(k) Plan; the Trustee has been directed to vote those shares of the Company’s common stock held in the United 401(k) Plan proportionately in accordance with the timely voting instructions it receives from participants. The Trustee has requested Morrow Sodali (“Morrow”) to prepare a proxy card for you so that you may convey your individual voting instructions to the Trustee on the matters set forth in the Proxy Statement/Prospectus at the Special Meeting or any adjournment thereof.

The Trustee is not aware of any other business to be brought before the Special Meeting. You may obtain copies of the Proxy Statement/Prospectus from the following website www.unitedfinancialinc.com (click on “Financial Information, Special Meeting Materials and then on “Proxy Statement/Prospectus, unless you hold the Company’s common stock outside of the United 401(k) Plan, in which case, you will receive both of these documents under separate cover from Morrow or your broker.) Hard copy materials are also available by contacting Marliese Shaw, EVP, Investor Relations Officer at (860) 291-3622.

In order to direct the voting of the shares of the Company’s common stock held in the United 401(k) Plan as of August 27, 2019, you must complete, sign and date the proxy card provided and return it to Morrow in the accompanying postage paid envelope. Your Confidential Voting proxy card must be received by Morrow no later than 11:59 p.m. Eastern Time on October 17, 2019.

Your vote and the votes of other participants will be tallied by Morrow who will relay the results to the Trustee who in turn will:

1. Vote the shares held in the United 401(k) Plan FOR, AGAINST or ABSTAIN based on the timely voting instructions it has received from participants; and

2. Vote all shares held in the unallocated account, and the remaining shares in the allocated position for which it has not received timely instructions, in the same proportion as shares for which it has received timely voting instructions to vote the proposals; and in either case, so long as such vote is solely in the interests of participants and beneficiaries and in accordance with the requirements of the Employee Retirement Income Security Act of 1974, as amended. The effect of the foregoing procedure is that all shares of the Company’s common stock held in the United 401(k) Plan will be voted.

(Continued and to be signed and dated on reverse side)

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~	TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED	~

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus are available at www.unitedfinancialinc.com - click on “Financial Information” and “Special Meeting Materials”

The Board of Directors recommends you vote “FOR” proposals 1, 2 and 3.	Please mark vote as indicated in this example

1. To approve the Agreement and Plan of Merger, dated as of July 15, 2019, by and between United Financial Bancorp, Inc. and People’s United Financial, Inc., as such agreement may be amended from time to time, which is referred to as the merger agreement, and the merger contemplated by the merger agreement;

	FOR ☐	AGAINST ☐	ABSTAIN ☐

2. To approve, on a non-binding, advisory basis, compensation that certain executive officers of United Financial Bancorp, Inc. may receive that is based on or otherwise relates to the merger contemplated by the merger agreement;

	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. To adjourn the special meeting one or more times if necessary, advisable or appropriate to solicit additional proxies in favor of Proposal 1.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Date

Signature

Signature (if jointly held)

Title(s)

NOTE: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PAID ENVELOPE

~	TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED	~

Your telephone or internet proxy authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your WHITE proxy card.

AUTHORIZE YOUR PROXY BY INTERNET: THE WEB ADDRESS IS www.proxyvoting.com/ubnk. You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form.

AUTHORIZE YOUR PROXY BY PHONE: You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form.

Call « « Toll Free « «

(877) 482-6153

There is NO CHARGE to you for this call

OPTION A:	You are encouraged to review each proposal and select a voting choice before you submit your proxy. Please press 0 in order to vote on each proposal separately.

OPTION B:	If you prefer not to select a voting choice with respect to each proposal you may press 1 to submit a proxy. If you select this option, your shares will be voted in accordance with the recommendations made by the Board of Directors.

Internet and Telephone voting is available through 11:59 P.M.	CONTROL NUMBER
Eastern Time on October 17, 2019.	for Telephone/Internet Proxy Authorization